Calculation of Filing Fee Tables
F-10
SHOPIFY INC.
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Class A Subordinate Voting Shares (no par value)	457(o)
		Equity	Preferred Shares (no par value)	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 10,000,000,000.00	0.0001531	$ 1,531,000.00
Fees Previously Paid
			Total Offering Amounts:				$ 10,000,000,000.00		$ 1,531,000.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,091,000.00
			Net Fee Due:						$ 440,000.00
Offering Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of Shopify Inc. (the "Registrant") as shall have an aggregate initial offering price not to exceed US$10,000,000,000 (or its equivalent in any other currency used to denominate the securities). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"). A registration fee of US$1,091,000 was previously paid with respect to the US$10,000,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on July 27, 2021 (No. 333-258189) (the "2021 Registration Statement"). US$10,000,000,000 remained unutilized under the 2021 Registration Statement and the US$1,091,000 registration fee for the 2021 Registration Statement was used to offset the US$927,000 registration fee required with respect to the US$10,000,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on September 9, 2022 (No. 333-267353) (the "2022 Registration Statement"). US$10,000,000,000 remains unutilized under the 2022 Registration Statement and therefore US$1,091,000 of registration fees from the 2022 Registration Statement remain available for future offsets pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$1,531,000, taking into consideration the aggregate available offset of US$1,091,000 from the 2022 Registration Statement, the Registrant has accordingly transmitted US$440,000 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Shopify Inc.	F-10	333-267353	09/09/2022		$ 1,091,000.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 10,000,000,000.00
Fee Offset Sources		Shopify Inc.	F-10	333-267353		09/09/2022						$ 0.00
Fee Offset Sources		Shopify Inc.	F-10	333-258189		07/27/2021						$ 586,103.96
Fee Offset Sources		Shopify Inc.	F-10	333-240142		07/28/2020						$ 504,896.04
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offerings that included the unsold securities under the 2022 Registration Statement, 2021 Registration Statement and 2020 Registration Statement (as defined below).

Offset Note
[2]	As the total filing fee required for this Registration Statement is US$1,531,000, taking into consideration the total available offset of US$1,091,000 (US$504,896.04 of available registration fees from the 2020 Registration Statement and US$586,103.96 of available registration fees from the 2021 Registration Statement), the Registrant has transmitted US$440,000 otherwise due for this Registration Statement. Estimated solely for the purpose of calculating the amount of registration fees and fee offsets pursuant to Rule 457(o) and Rule 457(p), respectively, under the Securities Act. A registration fee of US$927,000 was previously paid with respect to the US$10,000,000,000 securities registered under the 2022 Registration Statement. The Registrant used US$927,000 of the US$1,091,00 available registration fee offsets from the 2021 Registration Statement. The 2022 Registration Statement remains unutilized and US$1,091,000 of registration fees remain available for future offsets pursuant to Rule 457(p) under the Securities Act. A registration fee of US$1,091,000 was previously paid with respect to the US$10,000,000,000 of securities registered under the 2021 Registration Statement. The Registrant used US$504,896.04 of available registration fee offsets from the 2020 Registration Statement and paid US$586,103.96 as a contemporaneous fee payment for the remainder of the fee. US$1,091,000 of the registration fees used for the 2021 Registration Statement remained unutilized and available for future offsets pursuant to Rule 457(p) under the Securities Act. A registration fee of US$973,500 was previously paid with respect to the US$7,500,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on July 28, 2020 (No. 333-240142) (the "2020 Registration Statement"). The Registrant used US$300,868 of available registration fee offsets and paid US$672,632 as a contemporaneous fee payment for the remainder of the fee. US$504,896.04 of the registration fees used for the 2020 Registration Statement remained unutilized and available for future offsets pursuant to Rule 457(p) under the Securities Act.